Pursuant to Rule 433
                                            Registration File number: 333-130694

------------------------------ ----------------------------  ------------------
MORGAN STANLEY                                                November 15th 2006
Securitized Products Group       MORGAN STANLEY GRAPHIC
------------------------------- ----------------------------  ------------------

                                   Term Sheet

                                 $1,465,227,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2006-HE8

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under country-regionplaceU.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

---------------------------    -----------------------------  ------------------
MORGAN STANLEY                                                November 15th 2006
Securitized Products Group     Morgan Stanley Graphic
---------------------------    -----------------------------  ------------------

                          Approximately $1,465,227,000
                Morgan Stanley ABS Capital I Inc. Series 2006-HE8

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------

                                                                        Modified
                                                                        Duration
                         Original                                       To
                           Class                                        Call(1)(3)                           Initial
Offered                 Certificate   Expected Ratings    Avg Life to   / Mty        Payment Window To    Subordination
Classes   Description   Balance(4)    (S&P / Moody's)     Call(1)/Mty(2)  (2)(3)      Call(1) / Mty(2)        Level       Benchmark
--------- ------------ -------------- -------------------- ---------------------------------------------- -------------- -----------
  A-1       Floater     226,710,000        AAA/Aaa                   ***Not Offered Hereby***                21.95%      1 Mo. LIBOR
A-2fpt      Floater     300,000,000        AAA/Aaa                   ***Not Offered Hereby***                21.95%      1 Mo. LIBOR
 A-2a       Floater     249,680,000        AAA/Aaa         0.80 / 0.80  0.77 / 0.77    1 - 20 / 1 - 20       21.95%      1 Mo. LIBOR
 A-2b       Floater     75,490,000         AAA/Aaa         2.00 / 2.00  1.88 / 1.88   20 - 29 / 20 - 29      21.95%      1 Mo. LIBOR
 A-2c       Floater     201,880,000        AAA/Aaa         3.50 / 3.50  3.12 / 3.12   29 - 66 / 29 - 66      21.95%      1 Mo. LIBOR
 A-2d       Floater     127,045,000        AAA/Aaa         7.78 / 8.53  6.18 / 6.57  66 - 115 / 66 - 201     21.95%      1 Mo. LIBOR
  M-1       Floater     62,028,000         AA+/Aa1         5.40 / 5.64  4.50 / 4.63  43 - 115 / 43 - 171     17.85%      1 Mo. LIBOR
  M-2       Floater     65,054,000         AA/Aa2          5.33 / 5.55  4.45 / 4.56  40 - 115 / 40 - 164     13.55%      1 Mo. LIBOR
  M-3       Floater     25,719,000         AA-/Aa3         5.30 / 5.49  4.41 / 4.52  40 - 115 / 40 - 153     11.85%      1 Mo. LIBOR
  M-4       Floater     29,501,000          A+/A1          5.28 / 5.46  4.39 / 4.49  39 - 115 / 39 - 148      9.90%      1 Mo. LIBOR
  M-5       Floater     24,963,000          A/A2           5.27 / 5.42  4.39 / 4.46  39 - 115 / 39 - 141      8.25%      1 Mo. LIBOR
  M-6       Floater     24,206,000          A-/A3          5.26 / 5.36  4.36 / 4.42  38 - 115 / 38 - 134      6.65%      1 Mo. LIBOR
  B-1       Floater     18,911,000        BBB+/Baa1        5.25 / 5.31  4.31 / 4.34  38 - 115 / 38 - 126      5.40%      1 Mo. LIBOR
  B-2       Floater     17,398,000        BBB/Baa2         5.23 / 5.24  4.24 / 4.24  37 - 115 / 37 - 118      4.25%      1 Mo. LIBOR
  B-3       Floater     16,642,000        BBB-/Baa3        5.12 / 5.12  4.05 / 4.05  37 - 109 / 37 - 109      3.15%      1 Mo. LIBOR

Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.

            (2)   Based on the pricing prepayment speed. See details below.

            (3)   Assumes pricing at par.

            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                  Morgan Stanley ABS Capital I Inc. Trust
                                 2006-HE8.

Depositor:                       Morgan Stanley ABS Capital I Inc.

Responsible Parties:             NC Capital Corporation (63.16%), Decision One
                                 Mortgage Company, LLC (26.83%) and WMC Mortgage
                                 Corporation (10.01%)

Master Servicer:                 Wells Fargo Bank, National Association

Servicers:                       Saxon Mortgage Services, Inc. (61.67%) and
                                 Countrywide Home Loans Servicing LP (38.33%)

Swap Provider and Cap Provider:  Morgan Stanley Capital Services Inc.

Trustee:                         Deutsche Bank National Trust Company

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

Securities and Swap
Administrator:                   Wells Fargo Bank, National Association

Managers:                        Morgan Stanley & Co. Incorporated (lead
                                 manager), Countrywide Securities Corporation
                                 (co-manager)

Rating Agencies:                 Standard & Poor's Ratings Service, and Moody's
                                 Investors Service, Inc.

Offered Certificates:            The Class A-1, A-2fpt, A-2a, A-2b, A-2c, A-2d,
                                 M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates.

Class A Certificates:            The Class A-1, A-2fpt, A-2a, A-2b, A-2c and
                                 A-2d Certificates.

Group I Class A Certificates:    The Class A-1 Certificates.

Group II Class A Certificates:   The Class A-2fpt, Class A-2a, Class A-2b, Class
                                 A-2c and Class A-2d Certificates.

Group II Class A Front           The Class A-2a and Class A-2b Certificates.
Sequential Certificates:

Group II Class A Front           The Class A-2fpt Certificates.
Pass-Through Certificates:

Group II Class A Front           The Class A-2fpt, Class A-2a and Class A-2b
Certificates:                    Certificates.

Class A Certificate Group:       The Group I Class A Certificates and Group II
                                 Class A Certificates, as applicable.

Expected Closing Date:           November 29, 2006 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    November 1, 2006

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning December 26, 2006.

Final Scheduled Distribution     For all Offered Certificates, the Distribution
Date:                            Date occurring in October 2036.

Minimum Denomination:            The Offered Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the period
                                 commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:         The interest accrual period for the Offered
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The Trust will consist of approximately
                                 $1,512.9 million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:          Approximately $290.5 million of Mortgage Loans
                                 with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:         Approximately $1,222.4 million of Mortgage
                                 Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:        o   Fixed Rate Mortgage Loans: CPR starting at
                                     approximately 4% CPR in month 1 and
                                     increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                 o   ARM Mortgage Loans: 28% CPR

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

Credit Enhancement:              The Offered Certificates are credit enhanced
                                 by:

                                 1)  Net monthly excess cashflow from the
                                     Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                                 2)  3.15% overcollateralization (funded
                                     upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.30% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                                 3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate Class
                                 Certificate Balance of the subordinate
                                 certificates (together with any
                                 overcollateralization and taking into account the distributions of the Principal Distribution
                                 Amount and all payments of principal from the Swap Account, if any, for such Distribution
                                 Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                   The later to occur of:

                                 (x) The earlier of:

                                     (a)  The Distribution Date occurring in
                                          December 2009; and

                                     (b)  The Distribution Date following the
                                          Distribution Date on which the
                                          aggregate balance of the Class A
                                          Certificates is reduced to zero; and

                                 (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 43.90%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including
                                 Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates remain outstanding            36.44% of the Senior Enhancement Percentage

                                 On and after Class A pays off Percentage           44.81% of the Class M-1 Enhancement

Cumulative Loss Trigger Event:   A Cumulative Loss Trigger Event is in effect on
                                 any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                 Date through the last day of the related
                                 Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

                                 Months 25- 36         1.400% for the first
                                                       month, plus an additional
                                                       1/12th of 1.750% for each
                                                       month thereafter (e.g.,
                                                       2.275% in Month 31)

                                 Months 37- 48         3.150% for the first
                                                       month, plus an additional
                                                       1/12th of 1.800% for each
                                                       month thereafter (e.g.,
                                                       4.050% in Month 43)

                                 Months 49- 60         4.950% for the first
                                                       month, plus an additional
                                                       1/12th of 1.450% for each
                                                       month thereafter (e.g.,
                                                       5.675% in Month 55)

                                 Months 61- 72         6.400% for the first
                                                       month, plus an additional
                                                       1/12th of 0.750% for each
                                                       month thereafter (e.g.,
                                                       6.775% in Month 67)

                                 Months 73- thereafter 7.150%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 4
--------------------------------------------------------------------------------

Initial Subordination            Class A:              21.95%
Percentage:                      Class M-1:            17.85%
                                 Class M-2:            13.55%
                                 Class M-3:            11.85%
                                 Class M-4:            9.90%
                                 Class M-5:            8.25%
                                 Class M-6:            6.65%
                                 Class B-1:             5.40%
                                 Class B-2:             4.25%
                                 Class B-3:             3.15%

Optional Clean-up Call:          When the current aggregate stated principal
                                 balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                                 Date.

Step-up Coupons:                 For all Offered Certificates the coupon will
                                 increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first Distribution
                                 Date on which the Optional Clean-up Call is exercisable.

Group I Class A Certificates
Pass-Through Rate:               The Class A-1 Certificates will accrue interest
                                 at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates
Pass-Through Rate:               The Class A-2fpt, A-2a, A-2b, A-2c and A-2d
                                 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first
                                 Distribution Date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:     The Class M-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through Rate:     The Class M-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-3 Pass-Through Rate:     The Class M-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through Rate:     The Class M-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through Rate:     The Class M-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-6 Pass-Through Rate:     The Class M-6 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through Rate:     The Class B-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through Rate:     The Class B-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through Rate:     The Class B-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 5
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


WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                 Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                For any Distribution Date, the weighted average
                                 of the interest rates for each Group I Mortgage
                                 Loan (in each case, less the applicable Expense
                                 Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment
                                 Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:               For any Distribution Date, the weighted average
                                 of the interest rates for each Group II
                                 Mortgage Loan (in each case, less the
                                 applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related
                                 Interest Accrual Period.

Swap Payment Rate:               For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or swap termination payment owed to the Swap
                                 Provider (other than any Defaulted Swap
                                 Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:               Beginning on the first Distribution Date, and
                                 for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the Trust for the benefit of the Offered
                                 Certificates.

                                 For its duration, the Interest Rate Cap pays the Trust the product of (i) the excess, if any, of the then current 1-month LIBOR rate over the cap strike rate (on an Actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap Payment
Allocation:                      Any payments from the Interest Rate Cap shall
                                 be available to pay any Basis Risk Carry
                                 Forward Amounts due to the Offered Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward
                                 Amounts remaining outstanding.

Group I Class A Basis
Risk Carry Forward Amount:       As to any Distribution Date, the supplemental
                                 interest amount for each of the Group I Class A
                                 Certificates will equal the sum of:

                                 (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;

                                 (ii) Any Group I Class A Basis Risk Carry
                                      Forward Amount remaining unpaid from prior
                                      Distribution Dates; and

                                 (iii) Interest on the amount in clause (ii) at
                                      the related Group I Class A Certificates
                                      Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk
Carry Forward Amount:            As to any Distribution Date, the supplemental
                                 interest amount for each of the Group II Class
                                 A Certificates will equal the sum of:

                                 (i)   The excess, if any, of interest that
                                       would otherwise be due on such
                                       Certificates at the Group II Class A
                                       Certificates Pass-Through Rate (without
                                       regard to the Loan Group II Cap or WAC
                                       Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;

                                 (ii)  Any Group II Class A Basis Risk Carry
                                       Forward Amount remaining unpaid from
                                       prior Distribution Dates; and

                                 (iii) Interest on the amount in clause (ii) at
                                       the related Group II Class A Certificates
                                       Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1, B-2
and B-3 Basis Risk Carry
Forward Amounts:                 As to any Distribution Date, the supplemental
                                 interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates will equal the sum of:

                                 (i)   The excess, if any, of interest that
                                       would otherwise be due on such
                                       Certificates at such Certificates'
                                       applicable Pass-Through Rate (without
                                       regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                                 (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                                 (iii) Interest on the amount in clause (ii) at
                                       the Certificates' applicable Pass-Through
                                       Rate (without regard to the WAC Cap).

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 6
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


Interest Distributions on
Offered Certificates:            On each Distribution Date and after payments of
                                 servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap
                                 Payments and any swap termination payment owed to the Swap Provider, interest distributions from the Interest Remittance Amount will be allocated as follows:

                                 (i)   the portion of the Interest Remittance
                                       Amount attributable to the Group I
                                       Mortgage Loans will be allocated
                                       according to the related Accrued
                                       Certificate Interest and any unpaid
                                       interest shortfall amounts for such
                                       class, as applicable, first, to the Group
                                       I Class A Certificates and second, pro
                                       rata, based on their respective
                                       entitlements to such amounts, to the
                                       Group II Class A Certificates;

                                 (ii)  the portion of the Interest Remittance
                                       Amount attributable to the Group II
                                       Mortgage Loans will be allocated
                                       according to the related Accrued
                                       Certificate Interest and any unpaid
                                       interest shortfall amounts for such
                                       class, as applicable, first, pro rata,
                                       based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;

                                 (iii) to the Class M-1 Certificates, its
                                       Accrued Certificate Interest;

                                 (iv)  to the Class M-2 Certificates, its
                                       Accrued Certificate Interest;

                                 (v)   to the Class M-3 Certificates, its
                                       Accrued Certificate Interest;

                                 (vi)  to the Class M-4 Certificates, its
                                       Accrued Certificate Interest;

                                 (vii) to the Class M-5 Certificates, its
                                       Accrued Certificate Interest;

                                 (viii) to the Class M-6 Certificates, its
                                       Accrued Certificate Interest;

                                 (ix)  to the Class B-1 Certificates, its
                                       Accrued Certificate Interest;

                                 (x)   to the Class B-2 Certificates, its
                                       Accrued Certificate Interest; and

                                 (xi) to the Class B-3 Certificates, its Accrued
                                      Certificate Interest.










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Principal Distributions on
Offered Certificates:            On each Distribution Date (a) prior to the
                                 Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i)   to cover any Net Swap Payment and any
                                       swap termination payment due to the Swap
                                       Provider but not including any swap
                                       termination payment due to a default on
                                       the part of the Swap Provider;

                                 (ii)  to the Class A Certificates, allocated
                                       between the Class A Certificates as
                                       described below, until the Class
                                       Certificate Balances have been reduced to zero;

                                 (iii) to the Class M-1 Certificates, until the
                                       Class Certificate Balance has been
                                       reduced to zero;

                                 (iv) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (v) to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (vi) to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (vii) to the Class M-5 Certificates, until the
                                       Class Certificate Balance has been
                                       reduced to zero;

                                 (viii) to the Class M-6 Certificates, until the
                                       Class Certificate Balance has been
                                       reduced to zero;

                                 (ix) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (x) to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and

                                 (xi) to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i)   to cover any Net Swap Payment and any
                                       swap termination payment due to the Swap
                                       Provider but not including any swap
                                       termination payment due to a default on
                                       the part of the Swap Provider;

                                 (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;

                                 (iii) to the Class M-1 Certificates, the lesser
                                       of the remaining Principal Distribution
                                       Amount and the Class M-1 Principal
                                       Distribution Amount, until the Class
                                       Certificate Balance thereof has been
                                       reduced to zero;

                                 (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                                 (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                                 (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                                 (vii) to the Class M-5 Certificates, the lesser
                                       of the remaining Principal Distribution
                                       Amount and the Class M-5 Principal
                                       Distribution Amount, until the Class
                                       Certificate Balance thereof has been
                                       reduced to zero;

                                 (viii) to the Class M-6 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class M-6
                                       Principal Distribution Amount, until the
                                       Class Certificate Balance thereof has
                                       been reduced to zero;

                                 (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                                 (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                                 (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


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Class A Principal Allocation:    Except as described below, the Group II Class A
                                 Certificates will receive principal as follows: the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Group II Class A Front Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

                                 The Group II Class A Front Certificates will receive principal as follows: the Group II Class A Front Sequential Certificates and the Group II Class A Front Pass-Through Certificates will receive principal pro rata. The Group II Class A Front Sequential Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero.

                                 All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                 However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding Class Certificate Balance of that Class.














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Swap Payment Priority:           All payments due under the interest rate swap
                                 agreement and any swap termination payment pursuant to the swap agreement, including, without limitation, any Senior Defaulted Swap Termination Payment, will be deposited into the Swap Account, and allocated in the following order of priority:

                                 (i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the interest rate swap agreement;

                                 (ii)  to pay any swap termination payment to
                                       the Swap Provider, including, without
                                       limitation, any Senior Defaulted Swap
                                       Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;

                                 (iii) to the Class A-1, A-2fpt, A-2a, A-2b,
                                       A-2c and A-2d Certificates, Accrued
                                       Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                                 (iv)  to the Class M-1, M-2, M-3, M-4, M-5,
                                       M-6, B-1, B-2 and B-3 Certificates,
                                       Accrued Certificate Interest and unpaid
                                       interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                                 (v)   to be paid as principal, in accordance
                                       with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                                 (vi) concurrently, to the Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                                 (vii) sequentially, to the Class M-1, M-2, M-3,
                                       M-4, M-5, M-6, B-1, B-2 and B-3
                                       Certificates, any Basis Risk Carry
                                       Forward Amount for such Class up to the
                                       respective Swap Payment Allocation, to
                                       the extent not yet paid;

                                 (viii) concurrently, to the Class A
                                       Certificates, Class M Certificates and
                                       Class B Certificates, any unpaid Basis
                                       Risk Carryforward Amount, pro rata based on need;

                                 (ix) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                       Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                                 (x)   to pay any swap termination payment to
                                       the Swap Provider, to the extent the
                                       termination is due to a default on the
                                       part of the Swap Provider; and

                                 (xi)  all remaining amounts to the holder of
                                       the Class X Certificates.

                                 In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the interest rate swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Securities Administrator shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Securities Administrator or any other person.

                                 Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Securities Administrator will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap
Termination Payment:             As of any date, the lesser of (i) any payments
                                 received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Provider in accordance with the interest rate swap agreement and (ii) any swap termination payment owed to the Swap Provider.


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Allocation of Net Monthly
Excess Cashflow:                 For any Distribution Date, any Net Monthly
                                 Excess Cashflow shall be paid as follows:

                                 (i) to the Class M-1 Certificates, the unpaid interest shortfall amount;

                                 (ii)  to the Class M-1 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (iii) to the Class M-2 Certificates, the unpaid
                                       interest shortfall amount;

                                 (iv)  to the Class M-2 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;

                                 (vi)  to the Class M-3 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (vii) to the Class M-4 Certificates, the unpaid
                                       interest shortfall amount;

                                 (viii) to the Class M-4 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;

                                 (x)   to the Class M-5 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;

                                 (xii) to the Class M-6 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (xiii) to the Class B-1 Certificates, the
                                       unpaid interest shortfall amount;

                                 (xiv) to the Class B-1 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;

                                 (xvi) to the Class B-2 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (xvii) to the Class B-3 Certificates, the
                                       unpaid interest shortfall amount;

                                 (xviii) to the Class B-3 Certificates, the
                                       allocated unreimbursed realized loss
                                       amount;

                                 (xix) concurrently, any Group I Class A Basis
                                       Risk Carry Forward Amount to the Group I
                                       Class A Certificates, and any Group II
                                       Class A Basis Risk Carry Forward Amount
                                       to the Group II Class A Certificates; and

                                 (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                       Certificates, in such order, any Basis
                                       Risk Carry Forward Amount for such
                                       classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:   On any Distribution Date, the sum of (i) the
                                 Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution
Amount: On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution
Amount: For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over
                                 (y) the sum of interest payable on the
                                 Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:      For any Distribution Date, means the excess, if
                                 any of (i) the overcollateralization over (ii) the required overcollateralization for such
                                 Distribution Date.

Class A Principal Allocation
Percentage:                      For any Distribution Date, the percentage
                                 equivalent of a fraction, determined as
                                 follows: (i) in the case of the Group I Class A
                                 Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I
                                 Mortgage Loans and the denominator of which is
                                 (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.



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Class A Principal Distribution
Amount: For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class M-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.30% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class M-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.90% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class M-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.30% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class M-4 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.20% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.




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Class M-5 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.50% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class M-6 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.70% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class B-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.20% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

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refer to important information and qualifications at the end of this material.

                                    Page 13
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



Class B-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.50% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.

Class B-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.70% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,564,444.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 14
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


Allocation of Losses:            If on any Distribution Date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class
                                 Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate
                                 Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss
                                 Amount." In the event Applied Realized Loss
                                 Amounts are allocated to any class of
                                 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that Distribution
                                 Date or any future Distribution Dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of Subordinated Certificates for the related
                                 Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related Distribution Date.

Trust Tax Status:                Portions of the trust will be treated as
                                 multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                 The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA
                                 Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust
                                 2006-HE8 transaction.

SMMEA Eligibility:               None of the Certificates will be SMMEA
                                 eligible.

Registration Statement and
Prospectus:                      This term sheet does not contain all
                                 information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

                                 The Depositor has filed a registration
                                 statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                                 http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS
                                 CAPITAL I INC. TRUST 2006-HE8 TRANSACTION
                                 REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                                 SHOULD BE CONSIDERED IN CONNECTION WITH AN
                                 INVESTMENT IN THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 15
--------------------------------------------------------------------------------

Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations
                                 involving fixed- and adjustable-rate subprime
                                 mortgage loans secured by first- or second-lien
                                 mortgages or deeds of trust in residential real
                                 properties issued by the depositor is available
                                 on the internet at
                                 http://www.morganstanley.com/institutional/abs_spi/Subprime.html.
                                 On this website, you can view for each of these
                                 securitizations, summary pool information as of
                                 the applicable securitization cut-off date and
                                 delinquency, cumulative loss, and prepayment
                                 information as of each distribution date by
                                 securitization for the past five years, or
                                 since the applicable securitization closing
                                 date if the applicable securitization closing
                                 date occurred less than five years from the
                                 date of this term sheet. Each of these mortgage
                                 loan securitizations is unique, and the
                                 characteristics of each securitized mortgage
                                 loan pool varies from each other as well as
                                 from the mortgage loans to be included in the
                                 trust that will issue the certificates offered
                                 by this term sheet. In addition, the
                                 performance information relating to the prior
                                 securitizations described above may have been
                                 influenced by factors beyond the sponsor's
                                 control, such as housing prices and market
                                 interest rates. Therefore, the performance of
                                 these prior mortgage loan securitizations is
                                 likely not to be indicative of the future
                                 performance of the mortgage loans to be
                                 included in the trust related to this offering.














--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 16
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.15          4.29         3.41          2.45          1.76          1.18          0.97
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2009     5/25/2009
        Window                      1 - 230      1 - 195       1 - 157       1 - 115       1 - 89        1 - 36        1 - 30
----------------------------------------------------------------------------------------------------------------------------------
A-2fpt  WAL (yrs)                    2.21          1.84         1.47          1.08          0.85          0.69          0.58
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity   12/25/2011    1/25/2011     3/25/2010     4/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      1 - 61        1 - 50       1 - 40        1 - 29        1 - 22        1 - 18        1 - 15
----------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.62          1.35         1.08          0.80          0.63          0.52          0.43
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity    5/25/2010    10/25/2009    2/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Window                      1 - 42        1 - 35       1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
----------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.17          3.46         2.74          2.00          1.57          1.27          1.06
        First Payment Date         5/25/2010    10/25/2009    2/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Expected Final Maturity   12/25/2011    1/25/2011     3/25/2010     4/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      42 - 61      35 - 50       27 - 40       20 - 29       16 - 22       13 - 18       11 - 15
----------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.70          6.41         5.07          3.50          2.31          1.86          1.54
        First Payment Date        12/25/2011    1/25/2011     3/25/2010     4/25/2009     9/25/2008     5/25/2008     2/25/2008
        Expected Final Maturity    3/25/2018    4/25/2016     5/25/2014     5/25/2012     9/25/2009     3/25/2009    10/25/2008
        Window                     61 - 136      50 - 113      40 - 90       29 - 66       22 - 34       18 - 28       15 - 23
----------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    15.73        13.27         10.61         7.78          5.67          2.70          2.18
        First Payment Date         3/25/2018    4/25/2016     5/25/2014     5/25/2012     9/25/2009     3/25/2009    10/25/2008
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012     5/25/2009
        Window                     136 - 230    113 - 195     90 - 157      66 - 115       34 - 89       28 - 72       23 - 30
----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.55         8.84         7.04          5.40          5.05          5.91          4.67
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     6/25/2010     1/25/2011     4/25/2012     5/25/2009
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      43 - 115       50 - 89       65 - 72       30 - 59
----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.55         8.84         7.04          5.33          4.71          4.94          4.17
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     3/25/2010     8/25/2010     2/25/2011     6/25/2010
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      40 - 115       45 - 89       51 - 72       43 - 59
----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.55         8.84         7.04          5.30          4.56          4.44          3.71
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     3/25/2010     6/25/2010    11/25/2010     4/25/2010
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      40 - 115       43 - 89       48 - 72       41 - 59
----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.55         8.84         7.04          5.28          4.49          4.25          3.55
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     2/25/2010     5/25/2010     8/25/2010     1/25/2010
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      39 - 115       42 - 89       45 - 72       38 - 59
----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.55         8.84         7.04          5.27          4.43          4.11          3.42
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     2/25/2010     4/25/2010     6/25/2010    11/25/2009
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      39 - 115       41 - 89       43 - 72       36 - 59
----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.55         8.84         7.04          5.26          4.39          4.01          3.33
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     1/25/2010     3/25/2010     5/25/2010    10/25/2009
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      38 - 115       40 - 89       42 - 72       35 - 59
----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.55         8.84         7.04          5.25          4.35          3.93          3.26
        First Payment Date         8/25/2011    10/25/2010    1/25/2010     1/25/2010     2/25/2010     3/25/2010     9/25/2009
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      38 - 115       39 - 89       40 - 72       34 - 59
----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.52         8.81         7.01          5.23          4.33          3.86          3.20
        First Payment Date         8/25/2011    10/25/2010    1/25/2010    12/25/2009     1/25/2010     2/25/2010     8/25/2009
        Expected Final Maturity    1/25/2026    2/25/2023    12/25/2019     6/25/2016     4/25/2014    11/25/2012    10/25/2011
        Window                     57 - 230      47 - 195     38 - 157      37 - 115       38 - 89       39 - 72       33 - 59
----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.35         8.66         6.88          5.12          4.22          3.75          3.11
        First Payment Date         8/25/2011    10/25/2010    1/25/2010    12/25/2009     1/25/2010     2/25/2010     7/25/2009
        Expected Final Maturity    2/25/2025    4/25/2022     4/25/2019    12/25/2015    12/25/2013     7/25/2012     7/25/2011
        Window                     57 - 219      47 - 185     38 - 149      37 - 109       38 - 85       39 - 68       32 - 56
----------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 17
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
-----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.31          4.43          3.52          2.53          1.82          1.18          0.97
        First Payment Date        12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity    9/25/2035    11/25/2032     6/25/2028    11/25/2022     2/25/2019    11/25/2009     5/25/2009
        Window                      1 - 346       1 - 312       1 - 259       1 - 192       1 - 147       1 - 36        1 - 30
-----------------------------------------------------------------------------------------------------------------------------------
A-2fpt  WAL (yrs)                    2.21          1.84          1.47          1.08          0.85          0.69          0.58
        First Payment Date        12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity   12/25/2011     1/25/2011     3/25/2010     4/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      1 - 61        1 - 50        1 - 40        1 - 29        1 - 22        1 - 18        1 - 15
-----------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.62          1.35          1.08          0.80          0.63          0.52          0.43
        First Payment Date        12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity    5/25/2010    10/25/2009     2/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Window                      1 - 42        1 - 35        1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
-----------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.17          3.46          2.74          2.00          1.57          1.27          1.06
        First Payment Date         5/25/2010    10/25/2009     2/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Expected Final Maturity   12/25/2011     1/25/2011     3/25/2010     4/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      42 - 61       35 - 50       27 - 40       20 - 29       16 - 22       13 - 18       11 - 15
-----------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.70          6.41          5.07          3.50          2.31          1.86          1.54
        First Payment Date        12/25/2011     1/25/2011     3/25/2010     4/25/2009     9/25/2008     5/25/2008     2/25/2008
        Expected Final Maturity    3/25/2018     4/25/2016     5/25/2014     5/25/2012     9/25/2009     3/25/2009    10/25/2008
        Window                     61 - 136      50 - 113       40 - 90       29 - 66       22 - 34       18 - 28       15 - 23
-----------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    16.84         14.36         11.57         8.53          6.28          2.79          2.18
        First Payment Date         3/25/2018     4/25/2016     5/25/2014     5/25/2012     9/25/2009     3/25/2009    10/25/2008
        Expected Final Maturity    9/25/2035     3/25/2033     1/25/2029     8/25/2023     1/25/2020     6/25/2017     5/25/2009
        Window                     136 - 346     113 - 316     90 - 266      66 - 201      34 - 158      28 - 127       23 - 30
-----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.93         9.20          7.34          5.64          5.24          7.03          5.74
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     6/25/2010     1/25/2011     4/25/2012     5/25/2009
        Expected Final Maturity    2/25/2033     1/25/2030    12/25/2025     2/25/2021    12/25/2017    11/25/2016     8/25/2015
        Window                     57 - 315      47 - 278      38 - 229      43 - 171      50 - 133      65 - 120      30 - 105
-----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.90         9.17          7.31          5.55          4.88          5.07          4.28
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     3/25/2010     8/25/2010     2/25/2011     6/25/2010
        Expected Final Maturity    4/25/2032     3/25/2029     2/25/2025     7/25/2020     6/25/2017     5/25/2015    11/25/2013
        Window                     57 - 305      47 - 268      38 - 219      40 - 164      45 - 127      51 - 102       43 - 84
-----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.87         9.14          7.28          5.49          4.71          4.56          3.81
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     3/25/2010     6/25/2010    11/25/2010     4/25/2010
        Expected Final Maturity    2/25/2031    12/25/2027     1/25/2024     8/25/2019    10/25/2016    11/25/2014     6/25/2013
        Window                     57 - 291      47 - 253      38 - 206      40 - 153      43 - 119       48 - 96       41 - 79
-----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.84         9.11          7.26          5.46          4.62          4.36          3.63
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     2/25/2010     5/25/2010     8/25/2010     1/25/2010
        Expected Final Maturity    7/25/2030     4/25/2027     6/25/2023     3/25/2019     6/25/2016     7/25/2014     3/25/2013
        Window                     57 - 284      47 - 245      38 - 199      39 - 148      42 - 115       45 - 92       38 - 76
-----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.79         9.06          7.22          5.42          4.55          4.20          3.49
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     2/25/2010     4/25/2010     6/25/2010    11/25/2009
        Expected Final Maturity    8/25/2029     6/25/2026     9/25/2022     8/25/2018     1/25/2016     3/25/2014    11/25/2012
        Window                     57 - 273      47 - 235      38 - 190      39 - 141      41 - 110       43 - 88       36 - 72
-----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.73         9.00          7.17          5.36          4.47          4.07          3.38
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     1/25/2010     3/25/2010     5/25/2010    10/25/2009
        Expected Final Maturity    9/25/2028     8/25/2025    12/25/2021     1/25/2018     7/25/2015    11/25/2013     8/25/2012
        Window                     57 - 262      47 - 225      38 - 181      38 - 134      40 - 104       42 - 84       35 - 69
-----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.65         8.92          7.11          5.31          4.40          3.96          3.29
        First Payment Date         8/25/2011    10/25/2010     1/25/2010     1/25/2010     2/25/2010     3/25/2010     9/25/2009
        Expected Final Maturity    8/25/2027     7/25/2024     2/25/2021     5/25/2017     1/25/2015     6/25/2013     3/25/2012
        Window                     57 - 249      47 - 212      38 - 171      38 - 126       39 - 98       40 - 79       34 - 64
-----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.53         8.82          7.02          5.24          4.33          3.86          3.20
        First Payment Date         8/25/2011    10/25/2010     1/25/2010    12/25/2009     1/25/2010     2/25/2010     8/25/2009
        Expected Final Maturity    6/25/2026     7/25/2023     4/25/2020     9/25/2016     7/25/2014     1/25/2013    11/25/2011
        Window                     57 - 235      47 - 200      38 - 161      37 - 118       38 - 92       39 - 74       33 - 60
-----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.35         8.66          6.88          5.12          4.22          3.75          3.11
        First Payment Date         8/25/2011    10/25/2010     1/25/2010    12/25/2009     1/25/2010     2/25/2010     7/25/2009
        Expected Final Maturity    2/25/2025     4/25/2022     4/25/2019    12/25/2015    12/25/2013     7/25/2012     7/25/2011
        Window                     57 - 219      47 - 185      38 - 149      37 - 109       38 - 85       39 - 68       32 - 56
-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 18
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

----------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
----------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.40            2.63            2.06
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                             1 - 156         1 - 123         1 - 100
----------------------------------------------------------------------------------------
 A-2fpt  WAL (yrs)                           1.42            1.11            0.90
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           2/25/2010       5/25/2009      11/25/2008
         Window                             1 - 39          1 - 30          1 - 24
----------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.03            0.81            0.66
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           2/25/2009       8/25/2008       4/25/2008
         Window                             1 - 27          1 - 21          1 - 17
----------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.68            2.09            1.70
         First Payment Date                2/25/2009       8/25/2008       4/25/2008
         Expected Final Maturity           2/25/2010       5/25/2009      11/25/2008
         Window                             27 - 39         21 - 30         17 - 24
----------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.01            3.78            2.67
         First Payment Date                2/25/2010       5/25/2009      11/25/2008
         Expected Final Maturity           4/25/2014       9/25/2012       7/25/2011
         Window                             39 - 89         30 - 70         24 - 56
----------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           10.52           8.26            6.71
         First Payment Date                4/25/2014       9/25/2012       7/25/2011
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            89 - 156        70 - 123        56 - 100
----------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.98            5.64            5.09
         First Payment Date               12/25/2009       4/25/2010      10/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        41 - 123        47 - 100
----------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.98            5.59            4.90
         First Payment Date               12/25/2009       3/25/2010       6/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        40 - 123        43 - 100
----------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.98            5.57            4.81
         First Payment Date               12/25/2009       2/25/2010       5/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        39 - 123        42 - 100
----------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.98            5.57            4.77
         First Payment Date               12/25/2009       2/25/2010       4/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        39 - 123        41 - 100
----------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.98            5.55            4.74
         First Payment Date               12/25/2009       1/25/2010       3/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        38 - 123        40 - 100
----------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.98            5.55            4.71
         First Payment Date               12/25/2009       1/25/2010       2/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        38 - 123        39 - 100
----------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.98            5.55            4.70
         First Payment Date               12/25/2009       1/25/2010       1/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        38 - 123        38 - 100
----------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.96            5.51            4.65
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        37 - 123        38 - 100
----------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.83            5.41            4.57
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity           3/25/2019       7/25/2016       9/25/2014
         Window                            37 - 148        37 - 116         38 - 94
----------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 19
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

----------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
----------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.53            2.74            2.14
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity          12/25/2028       8/25/2024       5/25/2021
         Window                             1 - 265         1 - 213         1 - 174
----------------------------------------------------------------------------------------
 A-2fpt  WAL (yrs)                           1.42            1.11            0.90
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           2/25/2010       5/25/2009      11/25/2008
         Window                             1 - 39          1 - 30          1 - 24
----------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.03            0.81            0.66
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           2/25/2009       8/25/2008       4/25/2008
         Window                             1 - 27          1 - 21          1 - 17
----------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.68            2.09            1.70
         First Payment Date                2/25/2009       8/25/2008       4/25/2008
         Expected Final Maturity           2/25/2010       5/25/2009      11/25/2008
         Window                             27 - 39         21 - 30         17 - 24
----------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.01            3.78            2.67
         First Payment Date                2/25/2010       5/25/2009      11/25/2008
         Expected Final Maturity           4/25/2014       9/25/2012       7/25/2011
         Window                             39 - 89         30 - 70         24 - 56
----------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           11.44           9.01            7.33
         First Payment Date                4/25/2014       9/25/2012       7/25/2011
         Expected Final Maturity          11/25/2028       7/25/2024       5/25/2021
         Window                            89 - 264        70 - 212        56 - 174
----------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.29            5.88            5.29
         First Payment Date               12/25/2009       4/25/2010      10/25/2010
         Expected Final Maturity          11/25/2025      12/25/2021       3/25/2019
         Window                            37 - 228        41 - 181        47 - 148
----------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.26            5.82            5.08
         First Payment Date               12/25/2009       3/25/2010       6/25/2010
         Expected Final Maturity           1/25/2025       4/25/2021       8/25/2018
         Window                            37 - 218        40 - 173        43 - 141
----------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.23            5.77            4.98
         First Payment Date               12/25/2009       2/25/2010       5/25/2010
         Expected Final Maturity          12/25/2023       5/25/2020      11/25/2017
         Window                            37 - 205        39 - 162        42 - 132
----------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.21            5.74            4.92
         First Payment Date               12/25/2009       2/25/2010       4/25/2010
         Expected Final Maturity           5/25/2023      12/25/2019       7/25/2017
         Window                            37 - 198        39 - 157        41 - 128
----------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.17            5.70            4.86
         First Payment Date               12/25/2009       1/25/2010       3/25/2010
         Expected Final Maturity           9/25/2022       5/25/2019       1/25/2017
         Window                            37 - 190        38 - 150        40 - 122
----------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.12            5.66            4.80
         First Payment Date               12/25/2009       1/25/2010       2/25/2010
         Expected Final Maturity          12/25/2021      10/25/2018       7/25/2016
         Window                            37 - 181        38 - 143        39 - 116
----------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.06            5.60            4.74
         First Payment Date               12/25/2009       1/25/2010       1/25/2010
         Expected Final Maturity           1/25/2021       1/25/2018      12/25/2015
         Window                            37 - 170        38 - 134        38 - 109
----------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.97            5.52            4.65
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity           3/25/2020       5/25/2017       5/25/2015
         Window                            37 - 160        37 - 126        38 - 102
----------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.83            5.41            4.57
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity           3/25/2019       7/25/2016       9/25/2014
         Window                            37 - 148        37 - 116         38 - 94
----------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 20
--------------------------------------------------------------------------------

                                               Senior Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period          A-1 Cap (%)      A-2fpt Cap (%)      A-2a Cap (%)      A-2b Cap (%)       A-2c Cap (%)      A-2d Cap (%)
-----------------  ---------------  ------------------  ----------------  -----------------  ----------------  ------------------
                       Actual/360        Actual/360         Actual/360        Actual/360         Actual/360        Actual/360
         0                  -                  -                 -                  -                 -                  -
         1                20.13              20.07             20.05              20.11             20.15              20.22
         2                20.12              20.07             20.05              20.11             20.12              20.12
         3                19.96              19.95             19.95              19.95             19.95              19.95
         4                20.35              20.21             20.17              20.29             20.41              20.63
         5                19.64              19.63             19.63              19.63             19.63              19.63
         6                19.75              19.74             19.74              19.74             19.74              19.74
         7                19.33              19.33             19.33              19.33             19.33              19.33
         8                19.44              19.44             19.44              19.44             19.44              19.44
         9                19.03              19.02             19.02              19.02             19.02              19.02
        10                18.88              18.87             18.87              18.87             18.87              18.87
        11                18.99              18.99             18.99              18.99             18.99              18.99
        12                20.96              20.96             20.96              20.96             20.96              20.96
        13                20.92              20.92             20.92              20.92             20.92              20.92
        14                20.60              20.60             20.60              20.60             20.60              20.60
        15                20.43              20.43             20.43              20.43             20.43              20.43
        16                20.55              20.55             20.55              20.55             20.55              20.55
        17                20.09              20.09             20.09              20.09             20.09              20.09
        18                20.08              20.08             20.08              20.08             20.08              20.08
        19                19.77              19.78             19.78              19.78             19.78              19.78
        20                19.77              19.78             19.78              19.78             19.78              19.78
        21                19.22              19.38               -                19.38             19.38              19.38
        22                18.77              18.90               -                18.90             18.90              18.90
        23                18.90              19.04               -                19.04             19.04              19.04
        24                18.58              18.71               -                18.71             18.71              18.71
        25                18.72              18.86               -                18.86             18.86              18.86
        26                18.40              18.53               -                18.53             18.53              18.53
        27                17.95              18.17               -                18.17             18.17              18.17
        28                17.73              17.72               -                17.72             17.72              17.72
        29                16.76              16.75               -                16.75             16.75              16.75
        30                17.04                -                 -                  -               17.03              17.03
        31                16.72                -                 -                  -               16.71              16.71
        32                17.01                -                 -                  -               17.01              17.01
        33                16.48                -                 -                  -               16.56              16.56
        34                15.89                -                 -                  -               15.86              15.86
        35                16.33                -                 -                  -               16.29              16.29
        36                16.01                -                 -                  -               15.97              15.97
        37                65.65                -                 -                  -               65.61              65.61
        38                19.67                -                 -                  -               19.63              19.63
        39                19.58                -                 -                  -               19.57              19.57
        40                21.63                -                 -                  -               21.55              21.55
        41                19.73                -                 -                  -               19.65              19.65
        42                20.08                -                 -                  -               20.01              20.01
        43                19.38                -                 -                  -               19.31              19.31
        44                19.74                -                 -                  -               19.67              19.67
        45                19.09                -                 -                  -               19.03              19.03

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 21
--------------------------------------------------------------------------------

                                               Senior Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period          A-1 Cap (%)      A-2fpt Cap (%)      A-2a Cap (%)      A-2b Cap (%)       A-2c Cap (%)      A-2d Cap (%)
-----------------  ---------------  ------------------  ----------------  -----------------  ----------------  ------------------
                       Actual/360        Actual/360         Actual/360        Actual/360         Actual/360        Actual/360
        46                19.07                -                 -                  -               18.97              18.97
        47                19.57                -                 -                  -               19.47              19.47
        48                19.01                -                 -                  -               18.91              18.91
        49                19.51                -                 -                  -               19.41              19.41
        50                18.95                -                 -                  -               18.86              18.86
        51                18.96                -                 -                  -               18.87              18.87
        52                20.82                -                 -                  -               20.71              20.71
        53                19.07                -                 -                  -               18.98              18.98
        54                19.58                -                 -                  -               19.48              19.48
        55                19.01                -                 -                  -               18.92              18.92
        56                19.52                -                 -                  -               19.43              19.43
        57                18.98                -                 -                  -               18.88              18.88
        58                19.00                -                 -                  -               18.91              18.91
        59                19.52                -                 -                  -               19.42              19.42
        60                18.95                -                 -                  -               18.86              18.86
        61                19.46                -                 -                  -               19.37              19.37
        62                18.89                -                 -                  -               18.81              18.81
        63                18.87                -                 -                  -               18.78              18.78
        64                19.96                -                 -                  -               19.86              19.86
        65                18.81                -                 -                  -               18.72              18.72
        66                19.33                -                 -                  -               19.23              19.23
        67                18.76                -                 -                  -                 -                18.67
        68                19.27                -                 -                  -                 -                19.18
        69                18.71                -                 -                  -                 -                18.62
        70                18.68                -                 -                  -                 -                18.59
        71                19.20                -                 -                  -                 -                19.10
        72                18.63                -                 -                  -                 -                18.54
        73                17.28                -                 -                  -                 -                17.19
        74                16.72                -                 -                  -                 -                16.63
        75                16.71                -                 -                  -                 -                16.62
        76                18.49                -                 -                  -                 -                18.40
        77                16.70                -                 -                  -                 -                16.61
        78                17.24                -                 -                  -                 -                17.16
        79                16.68                -                 -                  -                 -                16.60
        80                17.23                -                 -                  -                 -                17.14
        81                16.67                -                 -                  -                 -                16.58
        82                16.66                -                 -                  -                 -                16.58
        83                17.21                -                 -                  -                 -                17.12
        84                16.64                -                 -                  -                 -                16.56
        85                17.19                -                 -                  -                 -                17.11
        86                16.63                -                 -                  -                 -                16.55
        87                16.62                -                 -                  -                 -                16.54
        88                18.39                -                 -                  -                 -                18.30
        89                16.61                -                 -                  -                 -                16.52
        90                17.15                -                 -                  -                 -                17.07
        91                16.59                -                 -                  -                 -                16.51


((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 22
--------------------------------------------------------------------------------

                                               Senior Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period          A-1 Cap (%)      A-2fpt Cap (%)      A-2a Cap (%)      A-2b Cap (%)       A-2c Cap (%)      A-2d Cap (%)
-----------------  ---------------  ------------------  ----------------  -----------------  ----------------  ------------------
                       Actual/360        Actual/360         Actual/360        Actual/360         Actual/360        Actual/360
        92                17.14                -                 -                  -                 -                17.05
        93                16.58                -                 -                  -                 -                16.50
        94                16.57                -                 -                  -                 -                16.49
        95                17.11                -                 -                  -                 -                17.03
        96                16.56                -                 -                  -                 -                16.47
        97                17.10                -                 -                  -                 -                17.02
        98                15.01                -                 -                  -                 -                14.93
        99                13.19                -                 -                  -                 -                13.11
        100               14.63                -                 -                  -                 -                14.54
        101               13.24                -                 -                  -                 -                13.17
        102               13.72                -                 -                  -                 -                13.64
        103               13.31                -                 -                  -                 -                13.23
        104               13.78                -                 -                  -                 -                13.70
        105               13.37                -                 -                  -                 -                13.29
        106               13.40                -                 -                  -                 -                13.32
        107               13.89                -                 -                  -                 -                13.81
        108               13.47                -                 -                  -                 -                13.40
        109               13.96                -                 -                  -                 -                13.88
        110               13.55                -                 -                  -                 -                13.47
        111               13.59                -                 -                  -                 -                13.51
        112               14.57                -                 -                  -                 -                14.49
        113               13.67                -                 -                  -                 -                13.59
        114               14.17                -                 -                  -                 -                14.09
        115               13.76                -                 -                  -                 -                13.68
        116               14.27                -                 -                  -                 -                14.19
        117               13.94                -                 -                  -                 -                13.85
        118               13.99                -                 -                  -                 -                13.90
        119               14.50                -                 -                  -                 -                14.41
        120               14.09                -                 -                  -                 -                14.00
        121               14.61                -                 -                  -                 -                14.52
        122               14.20                -                 -                  -                 -                14.11
        123               14.27                -                 -                  -                 -                14.18
        124               15.87                -                 -                  -                 -                15.76
        125               14.39                -                 -                  -                 -                14.30
        126               14.93                -                 -                  -                 -                14.84
        127               14.51                -                 -                  -                 -                14.42
        128               15.07                -                 -                  -                 -                14.97
        129               14.66                -                 -                  -                 -                14.56
        130               14.73                -                 -                  -                 -                14.63
        131               15.29                -                 -                  -                 -                15.20
        132               14.87                -                 -                  -                 -                14.78
        133               15.44                -                 -                  -                 -                15.35
        134               15.02                -                 -                  -                 -                14.93
        135               15.10                -                 -                  -                 -                15.01
        136               16.81                -                 -                  -                 -                16.71
        137               15.27                -                 -                  -                 -                15.18

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.



                                    Page 23
--------------------------------------------------------------------------------

                                               Senior Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period          A-1 Cap (%)      A-2fpt Cap (%)      A-2a Cap (%)      A-2b Cap (%)       A-2c Cap (%)      A-2d Cap (%)
-----------------  ---------------  ------------------  ----------------  -----------------  ----------------  ------------------
                       Actual/360        Actual/360         Actual/360        Actual/360         Actual/360        Actual/360
        138               15.87                -                 -                  -                 -                15.77
        139               15.44                -                 -                  -                 -                15.35
        140               16.05                -                 -                  -                 -                15.96
        141               15.63                -                 -                  -                 -                15.54
        142               15.73                -                 -                  -                 -                15.64
        143               16.35                -                 -                  -                 -                16.26
        144               15.93                -                 -                  -                 -                15.84
        145               16.57                -                 -                  -                 -                16.48
        146               16.14                -                 -                  -                 -                16.05
        147               16.25                -                 -                  -                 -                16.16
        148               18.12                -                 -                  -                 -                18.02
        149               16.48                -                 -                  -                 -                16.40
        150               17.16                -                 -                  -                 -                17.07
        151               16.73                -                 -                  -                 -                16.64
        152               17.42                -                 -                  -                 -                17.33
        153               16.99                -                 -                  -                 -                16.90
        154               17.12                -                 -                  -                 -                17.03
        155               17.83                -                 -                  -                 -                17.74
        156               17.40                -                 -                  -                 -                17.31
        157               18.13                -                 -                  -                 -                18.04
        158               17.70                -                 -                  -                 -                17.61
        159               17.85                -                 -                  -                 -                17.76
        160               19.25                -                 -                  -                 -                19.16
        161               18.17                -                 -                  -                 -                18.09
        162               18.95                -                 -                  -                 -                18.86
        163               18.51                -                 -                  -                 -                18.43
        164               19.31                -                 -                  -                 -                19.22
        165               18.87                -                 -                  -                 -                18.78
        166               19.06                -                 -                  -                 -                18.97
        167               19.89                -                 -                  -                 -                19.80
        168               19.45                -                 -                  -                 -                19.36
        169               20.30                -                 -                  -                 -                20.22
        170               19.86                -                 -                  -                 -                19.77
        171               20.07                -                 -                  -                 -                19.99
        172               22.46                -                 -                  -                 -                22.37
        173               20.61                -                 -                  -                 -                20.53
        174               21.76                -                 -                  -                 -                21.67
        175               21.53                -                 -                  -                 -                21.44
        176               22.78                -                 -                  -                 -                22.70
        177               23.05                -                 -                  -                 -                22.96
        178               23.69                -                 -                  -                 -                23.61
        179               25.19                -                 -                  -                 -                25.11
        180               25.13                -                 -                  -                 -                25.05
        181               26.83                -                 -                  -                 -                26.74
        182               26.87                -                 -                  -                 -                26.79
        183               27.88                -                 -                  -                 -                27.80

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.


                                    Page 24
--------------------------------------------------------------------------------

                                               Senior Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period          A-1 Cap (%)      A-2fpt Cap (%)      A-2a Cap (%)      A-2b Cap (%)       A-2c Cap (%)      A-2d Cap (%)
-----------------  ---------------  ------------------  ----------------  -----------------  ----------------  ------------------
                       Actual/360        Actual/360         Actual/360        Actual/360         Actual/360        Actual/360
        184               32.10                -                 -                  -                 -                32.01
        185               30.24                -                 -                  -                 -                30.16
        186               32.69                -                 -                  -                 -                32.61
        187               33.22                -                 -                  -                 -                33.14
        188               36.19                -                 -                  -                 -                36.11
        189               37.09                -                 -                  -                 -                37.02
        190               39.50                -                 -                  -                 -                39.42
        191               43.74                -                 -                  -                 -                43.66
        192               45.69                -                 -                  -                 -                45.61
        193               51.42                -                 -                  -                 -                51.34
        194                 -                  -                 -                  -                 -                54.70
        195                 -                  -                 -                  -                 -                61.05
        196                 -                  -                 -                  -                 -                76.77
        197                 -                  -                 -                  -                 -                80.59
        198                 -                  -                 -                  -                 -                99.97
        199                 -                  -                 -                  -                 -               121.90
        200                 -                  -                 -                  -                 -               171.97
        201                 -                  -                 -                  -                 -               266.65
        202                 -                  -                 -                  -                 -                  *
        203                 -                  -                 -                  -                 -                  -

     * In Period 202 the Class A-2d has a beginning balance of approximately $123,174 and is paid approximately $155,628 in interest.

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

















--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 25
--------------------------------------------------------------------------------


                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------  ------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
    0            -            -            -            -            -            -            -            -            -
    1          20.29        20.30        20.32        20.38        20.40        20.46        20.80        21.25        22.20
    2          19.86        19.86        19.86        19.87        19.87        19.87        19.91        19.96        20.07
    3          19.63        19.63        19.63        19.63        19.63        19.63        19.63        19.63        19.63
    4          21.00        21.02        21.05        21.16        21.20        21.31        21.93        22.75        24.48
    5          19.29        19.29        19.29        19.29        19.29        19.29        19.29        19.29        19.29
    6          19.38        19.38        19.38        19.38        19.38        19.38        19.38        19.38        19.38
    7          18.96        18.96        18.96        18.96        18.96        18.96        18.96        18.96        18.96
    8          19.05        19.05        19.05        19.05        19.05        19.05        19.05        19.05        19.05
    9          18.63        18.63        18.63        18.63        18.63        18.63        18.63        18.63        18.63
   10          18.47        18.47        18.47        18.47        18.47        18.47        18.47        18.47        18.47
   11          18.56        18.56        18.56        18.56        18.56        18.56        18.56        18.56        18.56
   12          20.53        20.53        20.53        20.53        20.53        20.53        20.53        20.53        20.53
   13          20.45        20.45        20.45        20.45        20.45        20.45        20.45        20.45        20.45
   14          20.13        20.13        20.13        20.13        20.13        20.13        20.13        20.13        20.13
   15          19.94        19.94        19.94        19.94        19.94        19.94        19.94        19.94        19.94
   16          20.01        20.01        20.01        20.01        20.01        20.01        20.01        20.01        20.01
   17          19.56        19.56        19.56        19.56        19.56        19.56        19.56        19.56        19.56
   18          19.51        19.51        19.51        19.51        19.51        19.51        19.51        19.51        19.51
   19          19.20        19.20        19.20        19.20        19.20        19.20        19.20        19.20        19.20
   20          19.16        19.16        19.16        19.16        19.16        19.16        19.16        19.16        19.16
   21          18.71        18.71        18.71        18.71        18.71        18.71        18.71        18.71        18.71
   22          18.11        18.11        18.11        18.11        18.11        18.11        18.11        18.11        18.11
   23          18.18        18.18        18.18        18.18        18.18        18.18        18.18        18.18        18.18
   24          17.85        17.85        17.85        17.85        17.85        17.85        17.85        17.85        17.85
   25          17.93        17.93        17.93        17.93        17.93        17.93        17.93        17.93        17.93
   26          17.59        17.59        17.59        17.59        17.59        17.59        17.59        17.59        17.59
   27          17.16        17.16        17.16        17.16        17.16        17.16        17.16        17.16        17.16
   28          16.53        16.53        16.53        16.53        16.53        16.53        16.53        16.53        16.53
   29          15.62        15.62        15.62        15.62        15.62        15.62        15.62        15.62        15.62
   30          15.80        15.80        15.80        15.80        15.80        15.80        15.80        15.80        15.80
   31          15.46        15.46        15.46        15.46        15.46        15.46        15.46        15.46        15.46
   32          15.65        15.65        15.65        15.65        15.65        15.65        15.65        15.65        15.65
   33          15.13        15.13        15.13        15.13        15.13        15.13        15.13        15.13        15.13
   34          14.26        14.26        14.26        14.26        14.26        14.26        14.26        14.26        14.26
   35          14.54        14.54        14.54        14.54        14.54        14.54        14.54        14.54        14.54
   36          14.18        14.18        14.18        14.18        14.18        14.18        14.18        14.18        14.18
   37          14.47        14.47        14.47        14.47        14.47        14.47        14.47        14.47        14.47
   38          14.04        14.04        14.04        14.04        14.04        14.04        14.04        14.04        14.04
   39          14.09        14.09        14.09        14.09        14.09        14.09        14.09        14.09        14.09
   40          15.56        15.56        15.56        15.56        15.56        15.56        15.56        15.56        15.56
   41          14.38        14.38        14.38        14.38        14.38        14.38        14.38        14.38        14.38
   42          14.70        14.70        14.70        14.70        14.70        14.70        14.70        14.70        14.70
   43          14.31        14.31        14.31        14.31        14.31        14.31        14.31        14.31        14.31
   44          14.63        14.63        14.63        14.63        14.63        14.63        14.63        14.63        14.63
   45          14.27        14.27        14.27        14.27        14.27        14.27        14.27        14.27        14.27
   46          14.30        14.30        14.30        14.30        14.30        14.30        14.30        14.30        14.30

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 26
--------------------------------------------------------------------------------


                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------  ------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   47          14.64        14.64        14.64        14.64        14.64        14.64        14.64        14.64        14.64
   48          14.24        14.24        14.24        14.24        14.24        14.24        14.24        14.24        14.24
   49          14.59        14.59        14.59        14.59        14.59        14.59        14.59        14.59        14.59
   50          14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19
   51          14.20        14.20        14.20        14.20        14.20        14.20        14.20        14.20        14.20
   52          15.52        15.52        15.52        15.52        15.52        15.52        15.52        15.52        15.52
   53          14.29        14.29        14.29        14.29        14.29        14.29        14.29        14.29        14.29
   54          14.64        14.64        14.64        14.64        14.64        14.64        14.64        14.64        14.64
   55          14.24        14.24        14.24        14.24        14.24        14.24        14.24        14.24        14.24
   56          14.59        14.59        14.59        14.59        14.59        14.59        14.59        14.59        14.59
   57          14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19
   58          14.21        14.21        14.21        14.21        14.21        14.21        14.21        14.21        14.21
   59          14.57        14.57        14.57        14.57        14.57        14.57        14.57        14.57        14.57
   60          14.16        14.16        14.16        14.16        14.16        14.16        14.16        14.16        14.16
   61          14.52        14.52        14.52        14.52        14.52        14.52        14.52        14.52        14.52
   62          14.11        14.11        14.11        14.11        14.11        14.11        14.11        14.11        14.11
   63          14.08        14.08        14.08        14.08        14.08        14.08        14.08        14.08        14.08
   64          14.84        14.84        14.84        14.84        14.84        14.84        14.84        14.84        14.84
   65          14.03        14.03        14.03        14.03        14.03        14.03        14.03        14.03        14.03
   66          14.39        14.39        14.39        14.39        14.39        14.39        14.39        14.39        14.39
   67          13.98        13.98        13.98        13.98        13.98        13.98        13.98        13.98        13.98
   68          14.34        14.34        14.34        14.34        14.34        14.34        14.34        14.34        14.34
   69          13.93        13.93        13.93        13.93        13.93        13.93        13.93        13.93        13.93
   70          13.91        13.91        13.91        13.91        13.91        13.91        13.91        13.91        13.91
   71          14.26        14.26        14.26        14.26        14.26        14.26        14.26        14.26        14.26
   72          13.86        13.86        13.86        13.86        13.86        13.86        13.86        13.86        13.86
   73          12.35        12.35        12.35        12.35        12.35        12.35        12.35        12.35        12.35
   74          11.95        11.95        11.95        11.95        11.95        11.95        11.95        11.95        11.95
   75          11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94
   76          13.21        13.21        13.21        13.21        13.21        13.21        13.21        13.21        13.21
   77          11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93
   78          12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32
   79          11.91        11.91        11.91        11.91        11.91        11.91        11.91        11.91        11.91
   80          12.30        12.30        12.30        12.30        12.30        12.30        12.30        12.30        12.30
   81          11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90
   82          11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89
   83          12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28
   84          11.88        11.88        11.88        11.88        11.88        11.88        11.88        11.88        11.88
   85          12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27
   86          11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87
   87          11.86        11.86        11.86        11.86        11.86        11.86        11.86        11.86        11.86
   88          13.13        13.13        13.13        13.13        13.13        13.13        13.13        13.13        13.13
   89          11.85        11.85        11.85        11.85        11.85        11.85        11.85        11.85        11.85
   90          12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24
   91          11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84
   92          12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22
   93          11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%






--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 27
--------------------------------------------------------------------------------


                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------  ------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   94          11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82
   95          12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20
   96          11.80        11.80        11.80        11.80        11.80        11.80        11.80        11.80        11.80
   97          12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19
   98          11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79
   99          11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78
   100         13.04        13.04        13.04        13.04        13.04        13.04        13.04        13.04        13.04
   101         11.77        11.77        11.77        11.77        11.77        11.77        11.77        11.77        11.77
   102         12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16
   103         11.76        11.76        11.76        11.76        11.76        11.76        11.76        11.76        11.76
   104         12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14
   105         11.74        11.74        11.74        11.74        11.74        11.74        11.74        11.74        11.74
   106         11.74        11.74        11.74        11.74        11.74        11.74        11.74        11.74        11.74
   107         12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12
   108         11.72        11.72        11.72        11.72        11.72        11.72        11.72        11.72        11.72
   109         12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11
   110         11.71        11.71        11.71        11.71        11.71        11.71        11.71        11.71        11.71
   111         11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70          -
   112         12.50        12.50        12.50        12.50        12.50        12.50        12.50        12.50          -
   113         11.69        11.69        11.69        11.69        11.69        11.69        11.69        11.69          -
   114         12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07          -
   115         11.68        11.68        11.68        11.68        11.68        11.68        11.68        11.68          -
   116         12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07          -
   117         11.73        11.73        11.73        11.73        11.73        11.73        11.73        11.73          -
   118         11.72        11.72        11.72        11.72        11.72        11.72        11.72        11.72          -
   119         12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11          -
   120         11.71        11.71        11.71        11.71        11.71        11.71        11.71          -            -
   121         12.09        12.09        12.09        12.09        12.09        12.09        12.09          -            -
   122         11.70        11.70        11.70        11.70        11.70        11.70        11.70          -            -
   123         11.71        11.71        11.71        11.71        11.71        11.71        11.71          -            -
   124         12.95        12.95        12.95        12.95        12.95        12.95        12.95          -            -
   125         11.69        11.69        11.69        11.69        11.69        11.69        11.69          -            -
   126         12.08        12.08        12.08        12.08        12.08        12.08        12.08          -            -
   127         11.68        11.68        11.68        11.68        11.68        11.68        11.68          -            -
   128         12.06        12.06        12.06        12.06        12.06        12.06          -            -            -
   129         11.67        11.67        11.67        11.67        11.67        11.67          -            -            -
   130         11.67        11.67        11.67        11.67        11.67        11.67          -            -            -
   131         12.05        12.05        12.05        12.05        12.05        12.05          -            -            -
   132         11.66        11.66        11.66        11.66        11.66        11.66          -            -            -
   133         12.04        12.04        12.04        12.04        12.04        12.04          -            -            -
   134         11.64        11.64        11.64        11.64        11.64        11.64          -            -            -
   135         11.64        11.64        11.64        11.64        11.64        11.64          -            -            -
   136         12.88        12.88        12.88        12.88        12.88          -            -            -            -
   137         11.62        11.62        11.62        11.62        11.62          -            -            -            -
   138         12.00        12.00        12.00        12.00        12.00          -            -            -            -
   139         11.61        11.61        11.61        11.61        11.61          -            -            -            -
   140         11.99        11.99        11.99        11.99        11.99          -            -            -            -

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 28
--------------------------------------------------------------------------------


                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------  ------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360

   141         11.60        11.60        11.60        11.60        11.60          -            -            -            -
   142         11.59        11.59        11.59        11.59        11.59          -            -            -            -
   143         11.97        11.97        11.97        11.97          -            -            -            -            -
   144         11.58        11.58        11.58        11.58          -            -            -            -            -
   145         11.96        11.96        11.96        11.96          -            -            -            -            -
   146         11.57        11.57        11.57        11.57          -            -            -            -            -
   147         11.56        11.56        11.56        11.56          -            -            -            -            -
   148         12.79        12.79        12.79        12.79          -            -            -            -            -
   149         11.55        11.55        11.55        11.55          -            -            -            -            -
   150         11.93        11.93        11.93          -            -            -            -            -            -
   151         11.54        11.54        11.54          -            -            -            -            -            -
   152         11.91        11.91        11.91          -            -            -            -            -            -
   153         11.52        11.52        11.52          -            -            -            -            -            -
   154         11.52        11.52        11.52          -            -            -            -            -            -
   155         11.90        11.90          -            -            -            -            -            -            -
   156         11.51        11.51          -            -            -            -            -            -            -
   157         11.88        11.88          -            -            -            -            -            -            -
   158         11.49        11.49          -            -            -            -            -            -            -
   159         11.49        11.49          -            -            -            -            -            -            -
   160         12.27        12.27          -            -            -            -            -            -            -
   161         11.47        11.47          -            -            -            -            -            -            -
   162         11.85        11.85          -            -            -            -            -            -            -
   163         11.46        11.46          -            -            -            -            -            -            -
   164         11.84        11.84          -            -            -            -            -            -            -
   165         11.45          -            -            -            -            -            -            -            -
   166         11.44          -            -            -            -            -            -            -            -
   167         11.82          -            -            -            -            -            -            -            -
   168         11.43          -            -            -            -            -            -            -            -
   169         11.81          -            -            -            -            -            -            -            -
   170         11.42          -            -            -            -            -            -            -            -
   171         11.41          -            -            -            -            -            -            -            -
   172         12.63          -            -            -            -            -            -            -            -
   173           -            -            -            -            -            -            -            -            -

((1)) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%








--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 29
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 4.850%

----------------- -------------------- -------------------- --------------------
     Period          Start Accrual         End Accrual         Swap Notional
----------------- -------------------- -------------------- --------------------
       1              11/29/2006           12/25/2006                -
       2              12/25/2006            1/25/2007                -
       3               1/25/2007            2/25/2007                -
       4               2/25/2007            3/25/2007                -
       5               3/25/2007            4/25/2007                -
       6               4/25/2007            5/25/2007                -
       7               5/25/2007            6/25/2007                -
       8               6/25/2007            7/25/2007                -
       9               7/25/2007            8/25/2007                -
       10              8/25/2007            9/25/2007                -
       11              9/25/2007           10/25/2007                -
       12             10/25/2007           11/25/2007         940,415,499.83
       13             11/25/2007           12/25/2007         900,853,332.68
       14             12/25/2007            1/25/2008         862,903,691.31
       15              1/25/2008            2/25/2008         826,566,300.21
       16              2/25/2008            3/25/2008         791,772,138.99
       17              3/25/2008            4/25/2008         758,455,161.85
       18              4/25/2008            5/25/2008         726,552,168.68
       19              5/25/2008            6/25/2008         696,002,681.74
       20              6/25/2008            7/25/2008         666,632,083.46
       21              7/25/2008            8/25/2008         616,936,108.54
       22              8/25/2008            9/25/2008         502,972,405.30
       23              9/25/2008           10/25/2008         482,200,627.36
       24             10/25/2008           11/25/2008         462,295,333.88
       25             11/25/2008           12/25/2008         443,220,033.69
       26             12/25/2008            1/25/2009         424,821,338.94
       27              1/25/2009            2/25/2009         385,288,610.98
       28              2/25/2009            3/25/2009         280,173,362.09
       29              3/25/2009            4/25/2009         269,015,215.88
       30              4/25/2009            5/25/2009         258,306,614.66
       31              5/25/2009            6/25/2009         248,029,229.06
       32              6/25/2009            7/25/2009         238,062,632.56
       33              7/25/2009            8/25/2009         213,007,556.86
       34              8/25/2009            9/25/2009         142,117,460.88
       35              9/25/2009           10/25/2009         136,587,862.88
       36             10/25/2009           11/25/2009         131,535,873.30
       37             11/25/2009           12/25/2009         126,671,875.25
       38             12/25/2009            1/25/2010         121,953,015.63
       39              1/25/2010            2/25/2010         114,382,239.36
       40              2/25/2010            3/25/2010          98,456,316.60
       41              3/25/2010            4/25/2010          94,658,540.18
       42              4/25/2010            5/25/2010          91,272,406.59
       43              5/25/2010            6/25/2010          88,007,273.77
       44              6/25/2010            7/25/2010          84,838,367.37
       45              7/25/2010            8/25/2010          80,053,617.77
       46              8/25/2010            9/25/2010          70,519,287.57
       47              9/25/2010           10/25/2010          67,913,832.63
       48             10/25/2010           11/25/2010          65,555,544.13
       49             11/25/2010           12/25/2010          63,278,314.73
       50             12/25/2010            1/25/2011          61,079,389.34
       51              1/25/2011            2/25/2011          58,956,105.27
       52              2/25/2011            3/25/2011          56,905,889.20
       53              3/25/2011            4/25/2011          54,926,254.18
       54              4/25/2011            5/25/2011          53,014,796.86
       55              5/25/2011            6/25/2011          51,149,803.27
       56              6/25/2011            7/25/2011          49,368,672.28
       57              7/25/2011            8/25/2011          47,634,915.17
       58              8/25/2011            9/25/2011          45,975,012.93
       59              9/25/2011           10/25/2011          44,372,393.01
       60             10/25/2011           11/25/2011          42,825,075.70
       61             11/25/2011           12/25/2011          41,311,482.36
       62             12/25/2011            1/25/2012          39,870,044.00
       63              1/25/2012            2/25/2012          38,464,225.52
       64              2/25/2012            3/25/2012          37,121,295.30
       65              3/25/2012            4/25/2012          35,824,780.27
       66              4/25/2012            5/25/2012          34,573,093.14
       67              5/25/2012            6/25/2012          33,353,453.27
       68              6/25/2012            7/25/2012          32,187,371.95
       69              7/25/2012            8/25/2012          31,053,563.49
       70              8/25/2012            9/25/2012          29,967,177.11
       71              9/25/2012           10/25/2012          28,918,415.53
       72             10/25/2012           11/25/2012          27,905,989.22
       73             11/25/2012           12/25/2012                -





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 30
--------------------------------------------------------------------------------

Interest Rate Cap Schedule
Cap Strike Rate: 7.500%

----------------- -------------------- -------------------- --------------------
     Period          Start Accrual         End Accrual         Cap Notional
----------------- -------------------- -------------------- --------------------
       1              11/29/2006           12/25/2006        1,459,937,644.71
       2              12/25/2006            1/25/2007        1,405,239,043.69
       3               1/25/2007            2/25/2007        1,352,260,371.51
       4               2/25/2007            3/25/2007        1,300,912,310.10
       5               3/25/2007            4/25/2007        1,251,112,850.20
       6               4/25/2007            5/25/2007        1,202,787,070.58
       7               5/25/2007            6/25/2007        1,155,866,903.02
       8               6/25/2007            7/25/2007        1,110,290,882.00
       9               7/25/2007            8/25/2007        1,066,003,878.47
       10              8/25/2007            9/25/2007        1,022,956,817.24
       11              9/25/2007           10/25/2007         981,106,377.64
       12             10/25/2007           11/25/2007                -

























--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Page 31
--------------------------------------------------------------------------------

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                                     Page 32